Exhibit 99.1

Sealed Air Reports Q3 2024 Results
Third Quarter 2024 Highlights and Financial Results
•Shifted operating structure into two distinct verticals, Food and Protective, and announced both vertical presidents with strong commercial packaging expertise
•Volume growth in Food driven by strong end-market demand and competitive wins
•Protective industrial and fulfillment portfolios continue to be weak
•Cost take-out on track to generate $90 million of incremental cost savings for full-year 2024
•Net leverage ratio reduced to 3.7x with maintained focus on deleveraging the balance sheet
•Updating our financial outlook for 2024
CHARLOTTE, N.C., November 7, 2024 – Sealed Air Corporation (NYSE: SEE) announced third quarter 2024 financial results and business updates.
“With the shift into two verticals, Food and Protective, and the onboarding of new leadership, we have positioned Sealed Air for long-term success,” said Patrick Kivits, Sealed Air’s CEO. “Over the coming months, we are focused on operationalizing each vertical and finalizing the long-term growth strategy for each business. In parallel, we are stepping up our cost take-out initiatives to right-size each business and improve profitability until our transformation takes hold."
“While our third quarter results were ahead of expectation, the strength of our Food business continues to be offset by continued softness in our Protective portfolio. As a result, we are maintaining the midpoint of our Sales and Adjusted EBITDA guidance,” said Dustin Semach, Sealed Air’s President and CFO. “We continue to improve underlying cash generation fundamentals, optimize our debt and tax rate, and as a result, we are raising our guidance for Free Cash Flow and Adjusted EPS for the year."

($ millions, except per share data)

GAAP Results	Third Quarter
	2024	2023	Reported △%	Constant Currency △%
Net Sales	$1,345.1	$1,381.8	(2.7)%	(2.3)%
Net Earnings	$88.7	$57.6	54.0%
Diluted EPS	$0.61	$0.40	52.5%
Cash Flow from Operations (YTD)	$483.8	$192.5	151.3%

Non-GAAP Results	Third Quarter
	2024	2023	Reported △%
Adjusted EBITDA	$276.0	$284.7	(3.1)%
Adjusted Net Earnings	$115.7	$111.5	3.8%
Adjusted Diluted EPS	$0.79	$0.77	2.6%
Free Cash Flow (YTD)	$322.7	$182.5(1)	76.8%

(1)     2023 excludes the impact of a $175 million tax deposit to resolve certain U.S. tax matters.
Unless otherwise stated, all results compare third quarter 2024 results to third quarter 2023 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Third Quarter 2024 Financial Highlights
Net sales of $1.35 billion decreased 3% as reported, with APAC increasing 4% and the Americas and EMEA regions both decreasing 4%. Net sales decreased $32 million, or 2%, on a constant dollar basis. Price had an unfavorable impact of $26 million, or 2%. Volumes decreased by $6 million, or less than 1%.
Income tax expense was $31 million, resulting in an effective tax rate of 25.7% in the quarter. This compares to an income tax expense of $20 million in the prior year, or an effective tax rate of 26.1%. The Adjusted Tax Rate was 24.0% in the quarter, as compared to 25.7% in the prior year.
Net earnings were $89 million, or $0.61 per diluted share, as compared to net earnings of $58 million, or $0.40 per diluted share in the prior year. The current year results were unfavorably impacted by $33 million of Special Items expense, including $16 million of restructuring and other associated costs related to the cost take-out to grow program ("CTO2Grow Program") and $8 million related to the amortization of Liquibox intangible assets. The prior year results were unfavorably impacted by $72 million of Special Items expense, including $51 million related to business closure activity. Adjusted earnings per diluted share increased to $0.79, from $0.77 in the prior year, primarily due to lower interest and tax expense, partially offset by lower Adjusted EBITDA.
Adjusted EBITDA was $276 million, or 20.5% of net sales, as compared to $285 million, or 20.6% in the prior year. The decrease in Adjusted EBITDA was primarily due to lower volumes and unfavorable net price realization in Protective, partially offset by lower operating costs driven by productivity benefits as a result of the CTO2Grow Program.
Business Segment Highlights
Third quarter net sales in Food were $898 million, an increase of approximately 1% as reported. Currency fluctuations had an unfavorable impact of $5 million, or less than 1%. On a constant dollar basis, net sales increased $9 million, or 1%. Volumes increased $21 million, or 2%, with growth in all regions driven by strength in end-market demand and competitive share gains. Price had an unfavorable impact of $12 million, or 1%. Adjusted EBITDA of $206 million, or 22.9% of net sales, increased 6% from $194 million, or 21.7% of net sales. The increase in Adjusted EBITDA was driven by higher volumes, favorable net price realization and lower operating costs driven by productivity benefits, including our CTO2Grow Program.
Third quarter net sales in Protective were $447 million, a decrease of 8% as reported. Currency fluctuations had an unfavorable impact of less than $1 million. On a constant dollar basis, net sales decreased $41 million, or 8%. Volumes decreased $28 million, or 6%, resulting from continued weakness in our industrial and fulfillment portfolios. Price had an unfavorable impact of $13 million, or 3%. Adjusted EBITDA of $75 million, or 16.9% of net sales, decreased 21% from $95 million, or 19.5% of net sales. The decrease in Adjusted EBITDA was primarily attributable to lower volumes and unfavorable net price realization, partially offset by lower operating costs driven by productivity benefits, including our CTO2Grow Program.
Cash Flow and Net Debt
Cash flow from operating activities during the first nine months of 2024 was a source of $484 million, as compared to a source of $193 million during the prior year period, which included a $175 million tax deposit.
Capital expenditures in the first nine months of 2024 were $161 million, as compared to $185 million during the prior year period. Free Cash Flow, defined as net cash from operating activities less capital expenditures, was a source of $323 million for the first nine months of 2024, as compared to a source of $8 million during the prior year period. Excluding the $175 million tax deposit, Free Cash Flow was a source of $183 million for the first nine months of 2023.
Dividend payments for the first nine months of both 2024 and 2023 were $89 million.
Total debt was $4.5 billion as of September 30, 2024 and $4.7 billion as of December 31, 2023. Net Debt, defined as total debt less cash and cash equivalents, was $4.1 billion as of September 30, 2024 and $4.3 billion as of December 31, 2023. As of September 30, 2024, SEE had approximately $1.4 billion of available liquidity comprised of $386 million of cash and $1.0 billion of available and unused lines of credit under our committed credit facilities. The net leverage ratio, defined as net debt divided by last twelve months Adjusted EBITDA, decreased to 3.7x as of September 30, 2024 as compared to 3.9x as of December 31, 2023.

2

Updated 2024 Full Year Outlook

Net Sales	$5.375 to $5.425 billion
Adjusted EBITDA	$1.09 to $1.11 billion
Adjusted EPS	$3.00 to $3.10
Free Cash Flow	$350 to $450 million
Adjusted EBITDA, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. We have not provided guidance for the most directly comparable GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity and low visibility of certain Special Items.
Conference Call Information
Sealed Air Corporation will host a conference call and webcast on Thursday, November 7, 2024 at 10:00 a.m. (ET) to discuss our Third Quarter 2024 Results. The conference call will be webcast live on the Investors homepage at www.sealedair.com/investors. A replay of the webcast will also be available thereafter. A slide presentation, which includes supplemental information relating to the Company’s third quarter earnings will be made available through the “Presentations & Events” section of the Company’s Investor Relations website at https://ir.sealedair.com/events-and-presentations prior to the call.
About Sealed Air
Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2023, Sealed Air generated $5.5 billion in sales and has approximately 17,000 employees who serve customers in 115 countries/territories.
www.sealedair.com
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Information
In this press release, we include certain non-GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, net leverage ratio and Adjusted Tax Rate. Management uses non-GAAP financial measures to assess operating and financial performance, set budgets, provide guidance and compare with peers’ performance. We believe such non-GAAP financial measures are useful to investors. Non-GAAP financial measures should not be considered in isolation from or as a substitute for GAAP information. See the attached supplementary information for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. Information reconciling forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures is not presented because it is not available without unreasonable effort. The reconciling information that is not available includes forward-looking ranges of certain Special Items with high variability, complexity and low visibility. We are unable to address the probable significance of such unavailable information, which could have a potential significant impact on our future GAAP financial results.

3

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” or the negative of these terms and similar expressions. All statements contained in this press release, other than statements of historical facts, such as those regarding our growth initiatives, business strategies, operating plans, business outlook, restructuring activities and market conditions, are forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that may cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These risks include important factors discussed in the “Risk Factors” section in Part I of our most recent Annual Report on Form 10-K, as updated by our other filings with the Securities and Exchange Commission.

Any forward-looking statements made by us in this press release are based solely on management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements, we disclaim any obligation to do so even if subsequent events cause our views to change, except as may be required by applicable law.

Company Contacts

Investors
Brian Sullivan
brian.c.sullivan@sealedair.com
704.503.8841

Louise Lagache
louise.lagache@sealedair.com

Media
Amanda Hoggarth
amanda.hoggarth@sealedair.com

4

Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions, except per share data)	2024	2023	2024	2023
Net sales	$1,345.1	$1,381.8	$4,019.8	$4,111.4
Cost of sales	943.6	968.5	2,801.5	2,875.0
Gross profit	401.5	413.3	1,218.3	1,236.4
Selling, general and administrative expenses	187.1	181.8	563.8	582.6
Loss on disposal of businesses and property and equipment, net	(5.4)	(48.7)	(5.8)	(55.2)
Amortization expense of intangible assets	15.9	15.4	47.0	46.0
Restructuring charges	6.8	9.8	24.8	9.2
Operating profit	186.3	157.6	576.9	543.4
Interest expense, net	(60.5)	(70.1)	(188.9)	(196.6)
Other expense, net	(6.4)	(9.6)	(14.0)	(33.0)
Earnings before income tax provision	119.4	77.9	374.0	313.8
Income tax provision	30.7	20.3	104.1	99.4
Net earnings from continuing operations	88.7	57.6	269.9	214.4
Gain (Loss) on sale of discontinued operations, net of tax	3.0	(1.0)	2.1	3.2
Net earnings	$91.7	$56.6	$272.0	$217.6
Basic:
Continuing operations	$0.61	$0.40	$1.86	$1.49
Discontinued operations	0.02	(0.01)	0.01	0.02
Net earnings per common share - basic	$0.63	$0.39	$1.87	$1.51
Weighted average common shares outstanding - basic	145.8	144.5	145.5	144.3

Diluted:
Continuing operations	$0.61	$0.40	$1.85	$1.48
Discontinued operations	0.02	(0.01)	0.02	0.02
Net earnings per common share - diluted	$0.63	$0.39	$1.87	$1.50
Weighted average common shares outstanding - diluted	146.1	144.9	145.8	144.8

5

Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$386.0	$346.1
Trade receivables, net	478.7	442.6
Income tax receivables	19.7	44.9
Other receivables	95.6	94.2
Advances and deposits	67.4	72.8
Inventories, net	807.3	774.3
Prepaid expenses and other current assets	204.8	188.4
Total current assets	2,059.5	1,963.3
Property and equipment, net	1,438.0	1,416.4
Goodwill	2,896.8	2,892.5
Identifiable intangible assets, net	397.6	439.0
Deferred taxes	151.8	130.8
Operating lease right-of-use-assets	97.5	86.5
Other non-current assets	279.9	272.1
Total assets	$7,321.1	$7,200.6
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$139.7	$140.7
Current portion of long-term debt	58.1	35.7
Current portion of operating lease liabilities	29.1	29.2
Accounts payable	800.9	764.6
Accrued restructuring costs	17.9	23.1
Income tax payable	47.5	28.7
Other current liabilities	499.7	487.0
Total current liabilities	1,592.9	1,509.0
Long-term debt, less current portion	4,334.0	4,513.9
Long-term operating lease liabilities, less current portion	75.0	66.7
Deferred taxes	36.0	35.8
Other non-current liabilities	512.0	525.7
Total liabilities	6,549.9	6,651.1

Stockholders’ equity:
Preferred stock	—	—
Common stock	15.5	15.4
Additional paid-in capital	1,438.3	1,429.5
Retained earnings	680.1	496.5
Common stock in treasury	(404.2)	(436.4)
Accumulated other comprehensive loss, net of taxes	(958.5)	(955.5)
Total stockholders’ equity	771.2	549.5
Total liabilities and stockholders’ equity	$7,321.1	$7,200.6

6

Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In USD millions)	2024	2023
Net earnings	$272.0	$217.6
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	233.7	279.7
Changes in operating assets and liabilities:
Trade receivables, net	(42.8)	18.1
Inventories, net	(56.2)	60.2
Accounts payable	36.5	(132.7)
Customer advance payments	(5.5)	(9.8)
Income tax receivable/payable	44.7	(9.9)
Tax deposit	—	(175.0)
Other assets and liabilities	1.4	(55.7)
Net cash provided by operating activities	$483.8	$192.5
Cash flows from investing activities:
Capital expenditures	(161.1)	(185.0)
Proceeds related to sale of business and property and equipment, net	0.7	1.9
Business acquired in purchase transactions, net of cash acquired	4.2	(1,162.9)
(Payments) proceeds associated with debt, equity and equity method investments	(1.1)	3.3
Settlement of foreign currency forward contracts	(11.0)	15.1
Proceeds from cross-currency swaps	3.1	1.6
Net cash used in investing activities	$(165.2)	$(1,326.0)
Cash flows from financing activities:
Net (payments) proceeds from short-term borrowings	(1.6)	206.6
Proceeds from long-term debt	413.4	1,411.4
Payments of long-term debt	(582.1)	(433.2)
Payments of debt modification/extinguishment costs and other	(7.3)	(14.1)
Dividends paid on common stock	(88.8)	(88.9)
Impact of tax withholding on share-based compensation	(9.2)	(21.3)
Repurchases of common stock	—	(79.9)
Principal payments related to financing leases	(6.1)	(6.4)
Net cash (used in) provided by financing activities	$(281.7)	$974.2
Effect of foreign currency exchange rate changes on cash and cash equivalents	$3.0	$(15.5)
Cash and cash equivalents	346.1	456.1
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$346.1	$456.1
Net change during the period	$39.9	$(174.8)
Cash and cash equivalents	386.0	281.3
Restricted cash and cash equivalents	—	—
Balance, end of period	$386.0	$281.3

Non-GAAP Free Cash Flow:
Cash flow from operating activities	$483.8	$192.5
Capital expenditures	(161.1)	(185.0)
Non-GAAP Free Cash Flow	$322.7	$7.5

7

	Nine Months Ended September 30,
(In USD millions)	2024	2023
Supplemental Cash Flow Information:
Interest payments	$220.3	$201.7
Income tax payments, net of cash refunds(2)	$74.9	$310.1
Restructuring payments including associated costs	$43.5	$12.4
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$25.4	$23.9

(1)2024 adjustments primarily consist of depreciation and amortization of $183 million, share-based compensation expense of approximately $23 million, profit sharing expense of $20 million, provision for inventory obsolescence of $17 million and loss on debt redemption and refinancing activities of $7 million. 2023 adjustments primarily consist of depreciation and amortization of $175 million, net loss associated with the disposal of businesses of $53 million, share-based compensation expense of $31 million, profit sharing expense of $19 million, provision for inventory obsolescence of $15 million, and loss on debt redemption and refinancing activities of $5 million.
(2)2023 includes a $175 million tax deposit related to the resolution of certain U.S. tax matters that was made during the second quarter of 2023. Excluding the $175 million tax deposit, Income tax payments, net of cash refunds were $135 million for the nine months ended September 30, 2023.

8

Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended September 30,
(In USD millions)	Food		Protective		Total Company
2023 Net Sales	$893.4	64.7%	$488.4	35.3%	$1,381.8	100.0%

Price	(12.2)	(1.4)%	(13.4)	(2.7)%	(25.6)	(1.8)%
Volume(1)	21.3	2.4%	(27.6)	(5.7)%	(6.3)	(0.5)%
Total constant dollar change (non-GAAP)(2)	9.1	1.0%	(41.0)	(8.4)%	(31.9)	(2.3)%
Foreign currency translation	(4.6)	(0.5)%	(0.2)	—%	(4.8)	(0.4)%
Total change (GAAP)	4.5	0.5%	(41.2)	(8.4)%	(36.7)	(2.7)%

2024 Net Sales	$897.9	66.8%	$447.2	33.2%	$1,345.1	100.0%

	Nine Months Ended September 30,
(In USD millions)	Food		Protective		Total Company
2023 Net Sales	$2,627.1	63.9%	$1,484.3	36.1%	$4,111.4	100.0%

Price	(71.1)	(2.7)%	(43.4)	(2.9)%	(114.5)	(2.8)%
Volume(1)	93.0	3.5%	(75.5)	(5.1)%	17.5	0.4%
Total organic change (non-GAAP)(2)	21.9	0.8%	(118.9)	(8.0)%	(97.0)	(2.4)%
Acquisition	23.5	0.9%	—	—%	23.5	0.6%
Total constant dollar change (non-GAAP)(2)	45.4	1.7%	(118.9)	(8.0)%	(73.5)	(1.8)%
Foreign currency translation	(12.4)	(0.4)%	(5.7)	(0.4)%	(18.1)	(0.4)%
Total change (GAAP)	33.0	1.3%	(124.6)	(8.4)%	(91.6)	(2.2)%

2024 Net Sales	$2,660.1	66.2%	$1,359.7	33.8%	$4,019.8	100.0%

9

Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended September 30,
(In USD millions)	Americas		EMEA		APAC		Total
2023 Net Sales	$908.0	65.7%	$285.4	20.7%	$188.4	13.6%	$1,381.8	100.0%
Price	(14.0)	(1.6)%	(9.5)	(3.4)%	(2.1)	(1.1)%	(25.6)	(1.8)%
Volume(1)	(6.7)	(0.7)%	(7.5)	(2.6)%	7.9	4.2%	(6.3)	(0.5)%
Total constant dollar change (non-GAAP)(2)	(20.7)	(2.3)%	(17.0)	(6.0)%	5.8	3.1%	(31.9)	(2.3)%
Foreign currency translation	(11.3)	(1.2)%	4.7	1.7%	1.8	0.9%	(4.8)	(0.4)%
Total change (GAAP)	(32.0)	(3.5)%	(12.3)	(4.3)%	7.6	4.0%	(36.7)	(2.7)%

2024 Net Sales	$876.0	65.1%	$273.1	20.3%	$196.0	14.6%	$1,345.1	100.0%

	Nine Months Ended September 30,
(In USD millions)	Americas		EMEA		APAC		Total
2023 Net Sales	$2,695.6	65.6%	$863.9	21.0%	$551.9	13.4%	$4,111.4	100.0%

Price	(76.2)	(2.8)%	(33.5)	(3.9)%	(4.8)	(0.9)%	(114.5)	(2.8)%
Volume(1)	20.6	0.7%	(15.7)	(1.8)%	12.6	2.3%	17.5	0.4%
Total organic change (non-GAAP)(2)	(55.6)	(2.1)%	(49.2)	(5.7)%	7.8	1.4%	(97.0)	(2.4)%
Acquisition	17.2	0.7%	4.0	0.5%	2.3	0.4%	23.5	0.6%
Total constant dollar change (non-GAAP)(2)	(38.4)	(1.4)%	(45.2)	(5.2)%	10.1	1.8%	(73.5)	(1.8)%
Foreign currency translation	(6.6)	(0.3)%	1.7	0.2%	(13.2)	(2.4)%	(18.1)	(0.4)%
Total change (GAAP)	(45.0)	(1.7)%	(43.5)	(5.0)%	(3.1)	(0.6)%	(91.6)	(2.2)%

2024 Net Sales	$2,650.6	65.9%	$820.4	20.4%	$548.8	13.7%	$4,019.8	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total organic change is a non-GAAP financial measure which excludes acquisitions within the first twelve months after acquisition, divestiture activity from the time of the sale, and the impact of foreign currency translation. Total constant dollar change is a non-GAAP financial measure which excludes the impact of foreign currency translation.

10

Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2024	2023	2024	2023
Adjusted EBITDA from continuing operations:
Food	$205.9	$194.3	$600.1	$580.1
Adjusted EBITDA Margin(1)	22.9%	21.7%	22.6%	22.1%
Protective	75.5	95.0	246.8	271.3
Adjusted EBITDA Margin(1)	16.9%	19.5%	18.2%	18.3%
Corporate	(5.4)	(4.6)	(7.1)	(19.1)
Non-GAAP Consolidated Adjusted EBITDA	$276.0	$284.7	$839.8	$832.3
Adjusted EBITDA Margin(1)	20.5%	20.6%	20.9%	20.2%

(1)Adjusted EBITDA divided by net sales.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2024	2023	2024	2023
GAAP Net earnings from continuing operations	$88.7	$57.6	$269.9	$214.4
Interest expense, net	60.5	70.1	188.9	196.6
Income tax provision	30.7	20.3	104.1	99.4
Depreciation and amortization, net of adjustments(1)	63.2	64.6	184.2	187.1
Special Items:
Liquibox intangible amortization	7.5	7.4	22.7	19.9
Liquibox inventory step-up expense	—	—	—	10.8
Restructuring charges	6.8	9.8	24.8	9.2
Other restructuring associated costs	9.0	34.6	22.2	34.5
Foreign currency exchange loss due to highly inflationary economies	2.4	4.9	7.9	10.6
Loss on debt redemption and refinancing activities	—	—	6.8	4.9
Contract terminations	—	15.3	(0.1)	15.3
Charges related to acquisition and divestiture activity	4.1	2.8	3.2	24.5
Other Special Items	3.1	(2.7)	5.2	5.1
Pre-tax impact of Special items	32.9	72.1	92.7	134.8
Non-GAAP Consolidated Adjusted EBITDA	$276.0	$284.7	$839.8	$832.3

(1)Depreciation and amortization by segment are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2024	2023	2024	2023
Food	$47.9	$48.1	$141.1	$135.8
Protective	22.8	23.9	65.8	71.2
Consolidated depreciation and amortization(i)	$70.7	$72.0	$206.9	$207.0
Liquibox intangible amortization	(7.5)	(7.4)	(22.7)	(19.9)
Depreciation and amortization, net of adjustments	$63.2	$64.6	$184.2	$187.1

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(i) Includes share-based incentive compensation of $8.5 million and $24.4 million for the three and nine months ended September 30, 2024, respectively, $12.1 million and $32.3 million for the three and nine months ended September 30, 2023, respectively.

The calculation of the non-GAAP Adjusted Tax Rate is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2024	2023	2024	2023
GAAP Earnings before income tax provision from continuing operations	$119.4	$77.9	$374.0	$313.8
Pre-tax impact of Special Items	32.9	72.1	92.7	134.8
Non-GAAP Adjusted Earnings before income tax provision	$152.3	$150.0	$466.7	$448.6

GAAP Income tax provision from continuing operations	$30.7	$20.3	$104.1	$99.4
Tax Special Items(1)	(1.8)	1.4	(8.6)	(10.6)
Tax impact of Special Items	7.7	16.8	22.0	25.9
Non-GAAP Adjusted Income tax provision	$36.6	$38.5	$117.5	$114.7

GAAP Effective income tax rate	25.7%	26.1%	27.8%	31.7%
Non-GAAP Adjusted Tax Rate	24.0%	25.7%	25.2%	25.6%

(1)For the three and nine months ended September 30, 2024 and September 30, 2023, Tax Special Items primarily reflect accruals for uncertain tax positions.

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Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-GAAP Adjusted
Net Earnings and Non-GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
GAAP net earnings and diluted EPS from continuing operations	$88.7	$0.61	$57.6	$0.40	$269.9	$1.85	$214.4	$1.48
Special Items(1)	27.0	0.18	53.9	0.37	79.3	0.54	119.5	0.83
Non-GAAP adjusted net earnings and adjusted diluted EPS	$115.7	$0.79	$111.5	$0.77	$349.2	$2.39	$333.9	$2.31
Weighted average number of common shares outstanding - Diluted		146.1		144.9		145.8		144.8

(1)Special Items include items in the table below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions, except per share data)	2024	2023	2024	2023
Special Items:
Liquibox intangible amortization	$7.5	$7.4	$22.7	$19.9
Liquibox inventory step-up expense	—	—	—	10.8
Restructuring charges	6.8	9.8	24.8	9.2
Other restructuring associated costs(i)	9.0	34.6	22.2	34.5
Foreign currency exchange loss due to highly inflationary economies	2.4	4.9	7.9	10.6
Loss on debt redemption and refinancing activities	—	—	6.8	4.9
Contract terminations(ii)	—	15.3	(0.1)	15.3
Charges related to acquisition and divestiture activity(iii)	4.1	2.8	3.2	24.5
Other Special Items(iv)	3.1	(2.7)	5.2	5.1
Pre-tax impact of Special Items	32.9	72.1	92.7	134.8
Tax impact of Special Items and Tax Special Items	(5.9)	(18.2)	(13.4)	(15.3)
Net impact of Special Items	$27.0	$53.9	$79.3	$119.5
Weighted average number of common shares outstanding - Diluted	146.1	144.9	145.8	144.8
Loss per share impact from Special Items	$(0.18)	$(0.37)	$(0.54)	$(0.83)

(i)Other restructuring associated costs for the three and nine months ended September 30, 2024 primarily relate to fees paid to third-party consultants in support of the CTO2Grow business transformation. Other restructuring associated costs for the three and nine months ended September 30, 2023 primarily consists of impairment of property and equipment and inventory obsolescence charges related to business closure activity.
(ii)Contract terminations for the three and nine months ended September 30, 2023 primarily relates to charges associated with business closure activity.
(iii)Charges related to acquisition and divestiture activity for the three months ended September 30, 2024 primarily consist of Liquibox related charges. Charges related to acquisition and divestiture activity for the nine months ended September 30, 2024 primarily consist of integration expenses and other Liquibox related charges, partially offset by income recognized on the final purchase price settlement related to the Liquibox acquisition.
(iv)Other Special Items for the three and nine months ended September 30, 2024 primarily include fees related to professional services directly associated with Special Items or events that are considered one-time or infrequent. Other Special Items for the three months ended September 30, 2023 primarily relate to a gain associated with a legal settlement. Other Special

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Items for the nine months ended September 30, 2023 primarily relate to a one-time, non-cash cumulative translation adjustment (CTA) loss recognized due to the wind-up of one of our legal entities, partially offset by a gain associated with a legal settlement.
Calculation of Net Debt
(Unaudited)

(In USD millions)	September 30, 2024	December 31, 2023
Short-term borrowings	$139.7	$140.7
Current portion of long-term debt	58.1	35.7
Long-term debt, less current portion	4,334.0	4,513.9
Total debt	4,531.8	4,690.3
Less: cash and cash equivalents	(386.0)	(346.1)
Non-GAAP Net Debt	$4,145.8	$4,344.2

Net Leverage Ratio (Net Debt / Last Twelve Months Adjusted EBITDA)	3.7x	3.9x

	Last Twelve Months Ended
(In USD millions)	September 30, 2024	December 31, 2023
GAAP Net earnings from continuing operations	$394.8	$339.3
Interest expense, net	255.3	263.0
Income tax provision	95.1	90.4
Depreciation and amortization, net of adjustments	236.7	239.6
Special Items:
Liquibox intangible amortization	30.7	27.9
Liquibox inventory step-up expense	(0.6)	10.2
Restructuring charges	31.2	15.6
Other restructuring associated costs	22.2	34.5
Foreign currency exchange loss due to highly inflationary economies	20.4	23.1
Loss on debt redemption and refinancing activities	15.1	13.2
Contract terminations	(0.8)	14.6
Charges related to acquisition and divestiture activity	7.0	28.3
CEO severance	6.1	6.1
Other Special Items	0.9	0.8
Pre-tax impact of Special items	132.2	174.3
Non-GAAP Consolidated Adjusted EBITDA	$1,114.1	$1,106.6

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